Exhibit 99.1

PROXY

C1 FINANCIAL, INC.

Special Meeting of Shareholders

[●], 2016 [9:00 AM]

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Trevor R. Burgess and Phillip L. Burghardt or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated below, all of the shares of Common Stock of C1 FINANCIAL, INC. (“C1”) that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at [9:00 AM], EST on [●], 2016 (the “Special Meeting”) at [●], and at any adjournment or postponement thereof, as hereinafter specified with respect to the following proposal as more fully described in the Notice of and Proxy Statement/Prospectus for the Special Meeting, receipt of which is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the following proposal.

This proxy card is valid only when signed and dated.

PLEASE MARK VOTES IN BLUE OR BLACK INK AS IN THIS EXAMPLE: ☒

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain

1. To adopt and approve the Agreement and Plan of Merger dated as of November 9, 2015, by and among Bank of the Ozarks, Inc. and its wholly-owned bank subsidiary, Bank of the Ozarks, and C1 and C1’s wholly-owned bank subsidiary, C1 Bank, and the transactions contemplated by such agreement, including the merger.	☐	☐	☐

NOTE: The proxies may vote in their discretion on any other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer (or partner, as applicable).

Signature [PLEASE SIGN WITHIN Date BOX]	Signature (Joint Owners) Date

COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO THE C1 CORPORATE SECRETARY.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement/Prospectus are available at www.proxyvote.com.